EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

In connection with the Amendment No. 1 on the Annual Report of BioPharma Manufacturing Solutions, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “Report”), pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned officer of the Company, hereby certify to my knowledge that:

1.	The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Gary Riccio
Chief Executive Officer
Chief Financial Officer

Date: April 9, 2014